EXHIBIT 10.1

Non-Qualified
[GRANT DATE]
BROADRIDGE FINANCIAL SOLUTIONS, INC.
2018 OMNIBUS AWARD PLAN
STOCK OPTION GRANT AWARD AGREEMENT
FOR U.S. NON-EMPLOYEE DIRECTORS

On [GRANT DATE], BROADRIDGE FINANCIAL SOLUTIONS, INC. (“Broadridge” or the “Company”) granted to you (the “Participant”), pursuant to the Broadridge 2018 Omnibus Award Plan (the “Plan”), the right and option to purchase [NUMBER OF SHARES] shares of the Common Stock of the Company, by action of the Compensation Committee of the Board of Directors of the Company (the “Board”), subject to the terms and conditions of this Stock Option Grant Award Agreement (the “Award Agreement”). Capitalized terms in this Award Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.

1.Non-Qualified Option. The number of options granted is equal to the number shown on the Participant’s Online Grant Acceptance page which is accessed through the Morgan Stanley StockPlan Connect website. The applicable number of options is shown with the grant type “NQ” and a grant date of [GRANT DATE]. No part of the option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

2.Vesting. Subject to the terms and conditions herein, the option herein granted shall be vested in full upon grant and exercisable in its entirety.

3.Termination of Option. The unexercised portion of the option herein granted shall automatically and without notice terminate and become null and void upon the expiration of ten (10) years from the date on which the option was granted.

4.Exercise Price. The full price for each of the shares purchased pursuant to the option granted herein shall be $[DOLLAR AMOUNT].

5.Method of Exercise. Full payment for shares purchased by the Participant shall be made at the time of the exercise of the option in whole or in part, following which uncertificated book-entry shares shall be deposited in the Participant’s account at the Company’s transfer agent promptly thereafter. No shares shall be transferred to the Participant until full payment therefor has been made in accordance with a form of payment provided in Section 7(b)(i) of the Plan, and the Participant shall have none of the rights of a stockholder with respect to any shares subject to this option until such deposit shall have occurred. A cash form of payment under Section 7(b)(i) of the Plan includes, without limitation, cashless exercise whereby the Participant delivers irrevocable instructions to a Company-approved broker to promptly deliver to the Company an amount equal to the purchase price for the shares purchased pursuant to the option herein granted and to satisfy any statutorily required withholding obligations, as applicable.

6.Non-Transferability. The option herein granted is non-assignable and non-transferable, other than by will or by the laws of descent and distribution, and during the Participant’s lifetime shall be exercisable only by the Participant. Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, permit the transfer of the option to the extent such transfer is allowed under the Plan.

7.Adjustment. The option shall be subject to adjustment to the extent provided in Section 13 of the Plan.

8.Stockholder Rights. The Participant shall have no rights as a stockholder with respect to any shares of Stock covered by the option unless and until the Participant has become the holder of record of the shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan.

9.Plan Controls. This Award Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Compensation Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. By accepting this Award Agreement, the Participant acknowledges having received or otherwise having been given access to,and read a copy of the Plan and agrees to comply with it, this Award Agreement and all applicable laws and regulations. If and to the extent that this Award Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Award Agreement shall be deemed to be modified accordingly. This Award Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

10.Data Privacy.

(a)Data Collection and Usage. The Company collects, processes and uses certain personal information about the Participant, and persons closely associated with the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the legitimate purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent. Where required under applicable law, Data may also be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made.

(b)Stock Plan Administration Service Providers. The Company transfers Data to Morgan Stanley Smith Barney LLC, an independent service provider, which is assisting the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Data with such other provider serving in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

(c)International Data Transfers. The Company and its service providers are based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company's legal basis, where required, for the transfer of Data is the Participant’s consent.

(d)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws.

(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s salary from or employment and career with the Company will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant this option or other awards to the Participant or administer or maintain such awards.

(f)Declaration of Consent. By accepting the options and indicating consent via the Company’s online acceptance procedure, the Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

(g)Alternative Basis for Data Processing and Transfer. The Participant understands that the Company may rely on a different legal basis for the processing or transfer of Data in the future and/or request that the Participant provide another data privacy consent form. If applicable and upon request of the Company, the Participant agrees to provide an executed acknowledgement or data privacy consent form to the Company (or any other acknowledgements, agreements or consents that may be required by the Company) that the Company may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. The Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement or consent requested by the Company.

11.Uncertificated Book Entry. Notwithstanding anything else herein, to the extent permitted under applicable federal, state or local law, the Company may issue the shares of Stock pursuant to this option in the form of uncertificated shares. Such uncertificated shares of Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant.

12.Section 409A. Although the Company does not guarantee to the Participant any particular tax treatment relating to the Units, the Units provided hereunder are intended to comply with the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent subject thereto, and shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding any provision to the contrary in this Award Agreement, if the Participant is deemed on the date of his or her Separation From Service with the Company to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any distribution of Stock that is considered deferred compensation under Section 409A of the Code payable on account of a Separation From Service that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such distribution shall be made on the date that is the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Separation From Service, or (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all distributions delayed pursuant to this Section 13 shall be made to the Participant in a lump sum.

13.Governing Law; Amendment; Venue. It is understood and agreed that this option has been granted pursuant to the Plan, which shall be governed by, and construed in accordance with, the laws of the State of New York. The Compensation Committee may amend, suspend or terminate this Award Agreement subject to and in accordance with the terms of the Plan. For purposes of litigating any dispute concerning the grant of the option or the Award Agreement, the Participant and the Company agree and consent to the exclusive jurisdiction of the State of New York, and agree that such litigation shall be conducted exclusively in the courts of Nassau County, New York or the federal courts for the United States for the Eastern District of New York, where this grant is made and/or to be performed.

14.Severability. Whenever feasible, each provision of this Award Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Award Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Award Agreement.

15.Successors and Assigns. Except as otherwise provided herein, this Award Agreement will bind and inure to the benefit of the respective successors and permitted assigns and heirs and legal representatives of the parties hereto whether so expressed or not.

16.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the option and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

17.Compliance with Laws and Regulations. Notwithstanding any other provisions of the Plan or this Award Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Participant understands that the Company will not be obligated to issue any shares of Stock pursuant to the exercise of the option if the issuance of such shares of Stock shall constitute a violation by the Participant or the Company of any provision of law or regulation of any governmental authority. Further, the Company may amend, suspend or terminate the Plan and the Stock Option Grant Award Agreement subject to and in accordance with the terms of the Plan, including but not limited to, the unilateral authority to amend the Plan and the Stock Option Grant Award Agreement without the Participant's consent to the extent necessary to comply with securities or other laws applicable to the option or the issuance of shares of Stock. Any determination by the Company in this regard shall be final, binding and conclusive.

18.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country, the broker’s country, or the country in which the shares of Stock are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to directly or indirectly, accept, acquire, sell, or attempt to sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., options), or rights linked to the value of shares of Stock during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws and/or regulations in the applicable jurisdictions or the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before possessing the insider information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant is advised to speak to his or her personal advisor on this matter.

20.Waivers. The Participant acknowledges that a waiver by the Company of breach of any provision of the Stock Option Grant Award Agreement shall not operate or be construed as a waiver of any other provision of the Stock Option Grant Award Agreement, or of any subsequent breach by the Participant or any other Participant.

21.Acceptance of Award. The Participant shall indicate his or her acceptance of the option in writing below.
                    By:

Accepted By:

___________________________________________
[NAME OF DIRECTOR]

Date: ______________________________________
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